Exhibit 10.3

Execution Version

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (this “Agreement”) dated as of September 5, 2024, by and among [•] in its capacity as agent for the Senior Purchasers (as defined herein) (in such capacity, together with any successor or assigns, the “Senior Administrative Agent”), [•] in its capacity as administrative agent and collateral agent under the Subordinated Purchase Agreement (as defined herein) (in such capacity, together with any successor or assigns, the “Subordinated Administrative Agent”) and Faraday Future Intelligent Electric Inc. (the “Company”).

BACKGROUND

The Company, the other Credit Parties (as defined herein), certain of the Senior Purchasers (as defined herein) and the Senior Administrative Agent entered into (a) that certain Securities Purchase Agreement, dated as of August 14, 2022, (b) that certain Exchange Agreement, dated as of the date hereof, by and among the Company and certain of the Senior Securityholder with respect to the New Notes (as defined therein), and (c) that certain Securities Purchase Agreement, dated as of May 8, 2023, by and among the Company and certain of the Senior Securityholder (each of (a), (b) and (c), as amended, modified, supplemented, or amended and restated from time to time, collectively, the “Senior Purchase Agreements” and each, a “Senior Purchase Agreement”).

The Company, the other Credit Parties, the Subordinated Purchasers (as defined herein) and the Subordinated Administrative Agent now wish to enter into that certain Securities Purchase Agreement, dated as of even date herewith (as amended, modified, supplemented, or amended and restated from time to time, the “Subordinated Purchase Agreement”), pursuant to which the Subordinated Purchasers will purchase Subordinated Notes (as defined herein) in an aggregate principal amount of $28,750,000.00 and the Company will issue the Subordinated Notes to the Subordinated Purchasers.

The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, has agreed to enter into this Agreement to provide for the subordination of (a) the Subordinated Obligations to the Senior Obligations (as defined herein) and (b) the Liens (as defined herein) in the assets of the Credit Parties granted to the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, to the Liens in such assets of the Credit Parties granted to Senior Securityholder.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions

(a) Unless otherwise defined herein, terms defined in the Subordinated Purchase Agreement and used herein shall have the meanings given to them in the Subordinated Purchase Agreement.

(b) The following terms shall have the following meanings:

“Action” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Agreement” means this Subordination and Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Cash Distributions” means, with respect to any asset, to the extent directly or indirectly obtained in respect of the Subordinated Obligations in cash or in the form of a reduction in any liabilities, including through the exercise of any right of set-off, by recoupment, in connection with the exercise of any other right or remedy or by or through redemption, consummation of a plan of reorganization, restructuring, liquidation or otherwise (including without limitation, (x) adequate protection payments and plan distributions related to an Insolvency Proceeding and (y) proceeds received in connection with any disposition conducted pursuant to Section 363 of the Bankruptcy Code), all property (including all amounts, payments, cash distributions, insurance proceeds, recoupments, collections, cash proceeds of Collateral, Non-Cash Distributions or other assets, whether through liquidation, condemnation, foreclosure, receipt of insurance or otherwise), rights and other consideration, including all yield, finance, interest, late payment charges, similar charges and other related amounts in respect thereof and all commitment, letter of credit, amendment, consent, waiver, subscription and all other recurring and non-recurring fees.

“Collateral” means the “Collateral” as defined in the Senior Purchase Agreements.

“Company” has the meaning set forth in the preamble.

“Credit Parties” has the meaning set forth in both the Senior Purchase Agreement and the Subordinated Purchase Agreement.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Event of Default” means any “Event of Default” under and as defined in any Senior Document.

“Governmental Authority” means any nation, sovereign or government, any federal, state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Insolvency Proceeding” means, with respect to a Credit Party, any Subsidiary of any Credit Party or any asset of any of them, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under the Bankruptcy Code or other similar Regulations, or (c) any appointment of a permanent or interim receiver, manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Credit Party or any Subsidiary of a Credit Party, or over all or a substantial part of the property of any Credit Party or any Subsidiary of any Credit Party or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any Subsidiary of any Credit Party.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, whether intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing and including the filing of any financing statement under the UCC or comparable Regulation naming the owner of the asset to which such financial statement relates as debtor.

“Non-Cash Distribution” means any property (including notes, securities, financial instruments and Collateral), right or other non-cash consideration directly or indirectly obtained under, in respect of or for any part of any Subordinated Obligation, whether or not in connection with the exercise of any other right or remedy (including any right of set-off or recoupment) and whether or not by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise, in each case not amounting to Cash Distributions with respect to such Subordinated Obligation.

“paid in full” or “payment in full” means the payment in full in immediately available U.S. dollars of the principal of, interest and premium, if any, on all Senior Obligations, in each case after or concurrently with termination of all commitments or other obligations to fund under any Senior Document (if any), and payment in full in immediately available U.S. dollars of any other Senior Obligations that are due and payable at or prior to the time such principal and interest are paid.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other enterprise or entity or a Governmental Authority.

“PIK Interest” has the meaning specified in Section 2(c).

“Post Petition Financing” means any extension of credit under any financing arrangement under Section 364 of the Bankruptcy Code, any arrangement for use of cash collateral under section 363 of the Bankruptcy Code, any other arrangement or extension of credit providing for “DIP financing” or “superpriority liens” and any other similar financing or arrangement occurring after any the filing of any Insolvency Proceeding.

“Proceeds” means all cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of the Collateral. While “proceeds” shall continue to have the common meaning ascribed to such term in the UCC.

“Recovery” has the meaning specified in Section 11.

“Regulation” means all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Senior Administrative Agent” has the meaning set forth in the preamble.

“Senior Documents” means the collective reference to the Senior Purchase Agreements, the Senior Notes, the Senior Security Documents and all other documents and agreements that from time to time evidence the Senior Obligations or secure payment or performance thereof.

“Senior Notes” means the promissory notes of the Company outstanding from time to time under any Senior Purchase Agreement.

“Senior Obligations” means, collectively, the “Obligations” as such term is defined in each Senior Purchase Agreement, including the unpaid principal and interest on the Senior Notes and all other obligations and liabilities of the Credit Parties to the Senior Securityholder of whatever kind or nature (including, without limitation, fees, costs, expenses and interest accruing at the then applicable rate provided in each Senior Purchase Agreement and the other Senior Documents, as applicable, after the maturity of the Senior Notes and fees, costs, expenses and interest accruing at the then applicable rate provided in the Senior Purchase Agreements and the other Senior Documents, as applicable, after the filing and/or commencement of any Insolvency Proceeding relating to any Credit Party or any of their subsidiaries, whether or not a claim for post-filing or post-petition fees, costs, expenses and interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Senior Purchase Agreements, the Senior Notes, this Agreement, the other Senior Documents or any other document made, delivered or given by a Credit Party to any Senior Securityholder, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Securityholder that are required to be paid by the Company or any other Credit Party pursuant to the terms of the Senior Purchase Agreement, this Agreement or any other Senior Document).

“Senior Purchase Agreement” has the meaning set forth in the background to this Agreement.

“Senior Purchasers” means, at any relevant time, the Purchasers and the Holders, as applicable (as such terms are defined in the Senior Purchase Agreements).

“Senior Securityholder” means, collectively and individually as the context may require, the Senior Administrative Agent and each Senior Purchaser.

“Senior Security Documents” means the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations.

“Standstill Period” has the meaning specified in Section 4(b)(i).

“Subordinate and junior in right of payment” has the meaning specified in Section 2(b).

“Subordinated Administrative Agent” has the meaning set forth in the preamble.

“Subordinated Documents” means the collective reference to the Subordinated Purchase Agreement, the Subordinated Notes, the Subordinated Security Documents, including each “Transaction Document” as such term is defined in the Subordinated Purchase Agreement and all other documents and agreements that from time to time evidence the Subordinated Obligations or secure payment or performance thereof.

“Subordinated Notes” means the promissory notes or other evidence of obligations of the Company outstanding from time to time pursuant to the Subordinated Purchase Agreement.

“Subordinated Obligations” means the “Obligations” as such term is defined in the Subordinated Purchase Agreement, including the unpaid principal and interest on the Subordinated Notes and all other obligations and liabilities of the Credit Parties to the Subordinated Administrative Agent and the Subordinated Purchasers of whatever kind or nature (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Purchase Agreement and the other transaction documents referenced therein, as applicable, after the maturity of the Subordinated Notes and interest accruing at the then applicable rate provided in the Subordinated Purchase Agreement and the other transaction documents, as applicable, after the filing and/or commencement of any Insolvency Proceeding relating to any Credit Party or any of their subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Subordinated Purchase Agreement, the Subordinated Notes, this Agreement, the other Subordinated Documents or any other document made, delivered or given by a Credit Party to the Subordinated Purchasers, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Securityholder that are required to be paid by the Company or any other Credit Party pursuant to the terms of the Subordinated Purchase Agreement, this Agreement or any other Subordinated Document).

“Subordinated Purchase Agreement” has the meaning set forth in the background to this Agreement.

“Subordinated Purchasers” means, at any relevant time, the holders of the Subordinated Obligations at that time, including the Subordinated Administrative Agent under the Subordinated Documents.

“Subordinated Security Documents” means the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Subordinated Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding voting stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

“Transferee” has the meaning specified in Section 6(a)(i).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

2. Subordination

(a) The Credit Parties and the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, agree, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in paragraph (b)) to all Senior Obligations. The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), severally and not jointly, agrees to comply with all of the provisions of this Agreement with respect thereto.

(b) “Subordinate and junior in right of payment” means that (i) any Lien securing the Subordinated Obligations now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens securing the Senior Obligations, whether now existing or hereafter created or arising and no part of the Subordinated Obligations shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Senior Obligations, (ii) unless and until the Senior Obligations have been paid in full (including the irrevocable termination of the obligation of Senior Securityholder to extend credit to any Credit Party under the Senior Documents) and ninety (90) days has elapsed since such payment in full and irrevocable termination, without the express prior written consent of the Senior Securityholder, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, will not take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment (other than PIK Interest set forth in paragraph 2(b) below) of whatever kind or nature, whether in cash, property, securities or otherwise, including Proceeds of Collateral or any other asset and any Cash Distribution or Non-Cash Distribution, distribution or security for the whole or any part of the Subordinated Obligations, including any letter of credit or similar credit support facility to support payment of the Subordinated Obligations and (iii) until the Senior Obligations have been paid in full, neither the Subordinated Administrative Agent nor any Subordinated Purchaser shall engage in any Action except to the extent expressly permitted pursuant to Section 4(b)(i). If the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, or any Subordinated Purchaser receives or otherwise holds or maintains any Lien on any asset of any Credit Party to which the Senior Securityholder does not already have a Lien, the Subordinated Administrative Agent and/or such Subordinated Purchaser shall immediately notify the Senior Securityholder and, upon demand by the Senior Securityholder, either release such Lien or assign a first priority Lien in such asset to the Senior Securityholder, as security for the Senior Obligations. If the Subordinated Administrative Agent, or any Subordinated Purchaser or any Affiliate of either such person, shall receive any Cash Distribution or Non-Cash Distribution (other than as permitted in paragraph (c) below) such Subordinated Administrative Agent and/or Subordinated Purchaser, as applicable, shall hold such Cash Distribution or Non-Cash Distribution in trust for the Senior Securityholder and forthwith shall deliver the same to the Senior Securityholder, in the form received, duly indorsed to the Senior Securityholder, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full.

(c) Notwithstanding the foregoing, each party hereto acknowledges, confirms and agrees that the Credit Parties may make, and the Subordinated Administrative Agent and the Subordinated Purchasers may accept and retain regularly scheduled non-cash payments of interest in kind (“PIK Interest”) payable by the Credit Parties to the Subordinated Purchasers in accordance with the Subordinated Documents as in effect on the date hereof, provided, that such PIK Interest is added to the unpaid principal amount of the Subordinated Notes; and, provided, further, that, unless and until the Senior Obligations have been paid in full and the obligation of Senior Securityholder to extend credit to the Credit Parties under the Senior Documents shall have been irrevocably terminated, no cash interest or principal payments shall be made to the Subordinated Administrative Agent or any Subordinated Purchaser in respect of the Subordinated Obligations or otherwise.

3. Additional Provisions Concerning Subordination

(a) In furtherance, and not in limitation, that the Subordinated Obligations are subordinate and junior in right of payment to the Senior Obligations, upon the occurrence of any Insolvency Proceeding:

(i) all Senior Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligations; and

(ii) any payment or distribution of assets of any Credit Party, whether in cash, property or securities (including any Cash Distribution and any Non-Cash Distribution), to which the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, would be entitled except for the provisions hereof, shall be paid or delivered by such Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Securityholder, to the extent necessary to pay in full all Senior Obligations, before any such payment or distribution shall be made to Subordinated Administrative Agent or any Subordinated Purchaser.

(b) In furtherance, and not in limitation, that the Subordinated Obligations are subordinate and junior in right of payment to the Senior Obligations, upon the occurrence of any Insolvency Proceeding or the commencement of any Action against any Credit Party by the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser (whether or not otherwise permitted hereunder), prior to the payment in full of the Senior Obligations:

(i) The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), severally and not jointly, for itself and its Subsidiaries, irrevocably authorizes, empowers, and hereby grants a power of attorney to, the Senior Securityholder (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations of such Subordinated Purchaser payable or deliverable in connection with such insolvency event or Action and give acquittance therefor, and (B) to file claims and proofs of claim in any Insolvency Proceeding or statutory or non-statutory Action and take such other actions (including prosecuting or dismissing such Action), in its own name as Senior Securityholder, or in the name of such Subordinated Purchaser or its Subsidiaries otherwise, as the Senior Securityholder may deem necessary or advisable for the enforcement of the provisions of this Agreement, the Senior Documents or, to the extent a payment or other distribution thereunder would be distributed to the Senior Securityholder pursuant to this Agreement, the Subordinated Documents; provided, that the foregoing authorization and empowerment imposes no obligation on the Senior Securityholder to take any such action;

(ii) The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), shall take such action, duly and promptly, as the Senior Securityholder may request from time to time (A) to collect the Subordinated Obligations for the account of the Senior Securityholder and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(iii) The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Senior Securityholder may request to enable the Senior Securityholder to enforce any and all claims in respect of the Subordinated Obligations in such Insolvency Proceeding or such Action and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by the Subordinated Administrative Agent or any Subordinated Purchaser, in respect of the Subordinated Obligations, the Subordinated Administrative Agent and such Subordinated Purchaser forthwith shall deliver the same to the Senior Securityholder, in the form received, duly indorsed to the Senior Securityholder, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, as the property of the Senior Securityholder, segregated from other funds and property held by the Subordinated Administrative Agent.

(d) In order to facilitate the Senior Securityholder’s ability to carry out its responsibilities hereunder, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby assigns all of its respective rights, title, and interest in, to, and under the Collateral securing the Subordinated Obligations until all the Senior Obligations (including expense reimbursement and indemnification obligations) have been satisfied in full and for a period of ninety (90) days thereafter.

(e) If the Senior Securityholder desires to permit such obligor to obtain Post Petition Financing, then neither the Subordinated Administrative Agent nor any Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) will raise any objection to such Post Petition Financing and, if applicable, will not object to, and will support, any request by the Senior Securityholder for adequate protection or any other relief in connection therewith. The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) agree that no such Person nor any affiliate of any such Person shall, unless otherwise consented to by the Senior Securityholder in writing, offer to provide any such obligor ant Post Petition Financing.

(f) The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) agrees that, without the consent of the Senior Securityholder, it shall not seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Collateral, any Credit Party or any of its Subsidiaries or any asset of any Credit Party or any of its Subsidiaries.

(g) The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) agree that it shall not contest (or support any other Person contesting) (i) any request by the Senior Securityholder for adequate protection or (ii) any objection by the Senior Securityholder to any motion, relief, action or proceeding based on the Senior Securityholder alleging a lack of adequate protection. Any replacement Collateral obtained by the Senior Securityholder as replacement for the Collateral shall become Collateral and be subject to the provisions of this Agreement as such.

(h) Nothing contained herein shall prohibit or in any way limit the Senior Securityholder from objecting in any Insolvency Proceeding (or otherwise) to any action taken by the Subordinated Administrative Agent or any Subordinated Purchaser, including the assertion by the Subordinated Administrative Agent or any such Subordinated Purchaser of any of its rights and remedies under any Subordinated Document.

(i) If the Senior Securityholder is required, whether as part of any Insolvency Proceeding or otherwise, to turn over, repay, return or otherwise pay to any obligor or its estate or successor or assign any amount or if any amount received, whether directly or through exercise of a right of set off or otherwise, is invalidated or declared to be fraudulent or preferential or set aside (a “Recovery”), then the corresponding Senior Obligations, and all Liens, rights and remedies therefor, shall be reinstated, revived and continued in full force and effect to the extent of such Recovery and the Senior Securityholder shall be entitled to the payment in full of such Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

4. Rights in Collateral

(a) Notwithstanding anything to the contrary contained in the Senior Purchase Agreements, any Senior Security Document, any other Senior Document or any Subordinated Security Document or other Subordinated Document and irrespective of:

(i) the time, order or method of attachment or perfection, or lack of perfection, of the security interests created by any Senior Security Document or any Subordinated Security Document;

(ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral;

(iii) anything contained in any filing or agreement to which the Senior Securityholder or the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, now or hereafter may be a party; and

(iv) the rules for determining perfection or priority under the UCC or any other law governing the relative priorities of secured creditors,

any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Security Document.

(b) So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect, whether or not any Insolvency Proceeding has occurred,

(i) the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any other Action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (C) contest, protest or object to any foreclosure proceeding, post petition financing, use of cash collateral or action brought by the Senior Securityholder or any other exercise by the Senior Securityholder of any rights and remedies under any Senior Documents; provided that the Subordinated Administrative Agent may enforce or otherwise exercise any or all such rights or remedies set forth in clauses (A) or (B) above after the passage of a period of at least one hundred twenty (120) days from the earlier of the following (the “Standstill Period”): (i) the date on which the Senior Securityholder was given written notice of the occurrence of any Event of Default under any Subordinated Document indicating Subordinated Administrative Agent’s intention of such notice to commence the passage of the Standstill Period (provided that in the event that as of any day during such one hundred twenty (120) days, no Event of Default is continuing, then the Standstill Period shall be deemed not to have commenced) and (ii) the date on which the Senior Securityholder was given written notice of the occurrence of the acceleration of the Subordinated Obligations indicating Subordinated Administrative Agent’s intention of such notice to commence the passage of the Standstill Period (the “Standstill Period”) and provided, that, notwithstanding anything to the contrary above, Subordinated Administrative Agent may not take any Action (even after the passage of the Standstill Period) if the Senior Securityholder is exercising, with reasonable and continuing diligence, its rights and remedies against the Credit Parties or the Collateral (including without limitation the active engagement of investment bankers, financial advisors, consultants, accountants, marketing agents, brokers, appraisers or other professionals providing similar services (whether engaged by Senior Securityholder or by a Credit Party upon request of Senior Securityholder) for the purposes of marketing, promoting and/or selling all or a material portion of the Collateral) or if an Insolvency Proceeding is continuing. For the avoidance of doubt, any payment or distribution, whether consisting of money, property or securities, collected or received by the Subordinated Administrative Agent or any Subordinated Purchaser pursuant to this Section shall be delivered to the Senior Securityholder as set forth in Section 3(c) above;

(ii) the Senior Securityholder shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and Senior Securityholder shall not be required to marshal any Collateral;

(iii) Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) hereby agree that it shall not object, contest or support any other Person objecting to or contesting the payment of interest, fees, expenses or other amounts to Senior Securityholder under Sections 506(b) or 506(c) of the Bankruptcy Code or otherwise; and

(iv) Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf) hereby agree that prior to the payment in full of the Senior Obligations, neither Subordinated Administrative Agent nor any Subordinated Purchaser shall make a credit bid with respect to the Subordinated Obligations at any private or judicial sale or disposition of Collateral initiated or conducted by any Person, unless the cash portion of the complete bid made by Subordinated Administrative Agent and/or the applicable Subordinated Purchaser shall be in an amount not less than the amount necessary to cause the Senior Obligations to be paid in full upon the closing thereof.

(c) In exercising rights and remedies with respect to the Collateral, the Senior Securityholder may enforce the provisions of the Senior Security Documents and exercise remedies thereunder and under any other Senior Documents, all in such order and in such manner as it may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.

(d) When all Senior Obligations have been paid in full and the Senior Security Documents no longer are in effect, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder.

(e) Any money, property or securities realized upon the sale, disposition or other realization by the Senior Securityholder upon all or any part of the Collateral, shall be applied by the Senior Securityholder to the Senior Obligations as the Senior Securityholder sees fit in accordance with the Senior Documents:

(f) The Senior Securityholder’s rights with respect to the Collateral include the right to release any or all of the Collateral from the Lien of any Senior Security Document or Subordinated Security Document in connection with the sale, transfer, conveyance or any other disposition of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Obligations. If in connection with the sale, transfer, conveyance of any other disposition of any Collateral, the Senior Securityholder releases all rights to and interests in such Collateral, the Subordinated Administrative Agent shall release all rights to and interests in such Collateral, and such Collateral shall be transferred free and clear of all Liens in favor of Subordinated Administrative Agent and the Senior Securityholder. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, shall execute such release documents and instruments and shall take such further actions as the Senior Securityholder shall request. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby irrevocably constitutes and appoints the Senior Securityholder and any officer or Senior Securityholder, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Administrative Agent or such Subordinated Purchaser and in the name of the Subordinated Administrative Agent or such Subordinated Purchaser or in the Senior Securityholder’s own name, from time to time in the Senior Securityholder’s discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the powers of attorney granted in this Agreement.

5. Consent of the Subordinated Administrative Agent and each Subordinated Purchaser

(a) The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, severally and not jointly, consents that, without the necessity of any reservation of rights against the Subordinated Administrative Agent or such Subordinated Purchaser, and without notice to or further assent by the Subordinated Administrative Agent or such Subordinated Purchaser:

(i) any demand for payment of any Senior Obligations made by the Senior Securityholder may be rescinded in whole or in part by the Senior Securityholder, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Credit Party or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Credit Party or any other party under the Senior Documents or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Securityholder; and

(ii) the Senior Purchase Agreements, the Senior Notes and any other Senior Document may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Securityholder may deem advisable from time to time, and any collateral security at any time held by the Senior Securityholder for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b) The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby, severally and not jointly, waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Securityholder upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Credit Party and the Senior Securityholder shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby severally and not jointly acknowledges and agrees that the Senior Securityholder has relied upon the subordination provided for herein in making funds available to the Credit Parties under the Senior Purchase Agreements and agreeing to the Credit Parties entering into the Subordinated Purchase Agreement with the Subordinated Administrative Agent and the other Subordinated Purchasers. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby, severally and not jointly, waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

6. Negative Covenants of the Subordinated Administrative Agent and each Subordinated Purchaser

So long as any of the Senior Obligations shall remain outstanding or the obligation of Senior Securityholder to extend credit to any Credit Party remains in effect, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, shall not, without the prior written consent of the Senior Securityholder do any of the following:

(a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges to the Senior Securityholder, by a writing in form and substance satisfactory to the Senior Securityholder, the subordination provided for herein and agrees to be bound by all of the terms hereof;

(b) permit any of the Subordinated Documents to be replaced, renewed, exchanged, converted, refinanced, rescinded, terminated, amended, supplemented or otherwise modified, and no new Subordinated Document may be entered into, or give any waiver or consent thereunder, other than in each case with the consent of the Senior Securityholder;

(c) commence, or join with any creditors other than the Senior Securityholder in commencing any Action against any Credit Party or any Subsidiary of any Credit Party referred to in the definition of “Subordinate and junior in right of payment” (or do any act prohibited by such definition or Section 2 above, including receiving payments prohibited thereunder) or any case or proceeding referred to in the definition of Insolvency Proceeding; or

(d) fail to send to the Senior Securityholder at the same time as they are sent to a Credit Party or any Subsidiary of a Credit Party copies of all notices, certificates, reports or other documents, and all material communications, delivered or filed pursuant to or in connection with any Subordinated Document.

7. Senior Obligations Unconditional

All rights and interests of the Senior Securityholder hereunder, and all agreements and obligations of the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, and the Credit Parties hereunder, shall remain in full force and effect irrespective of any of the following:

(a) any lack of validity or enforceability of any Senior Document, Lien or any Senior Obligation;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment, increase, waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Purchase Agreement or the other Senior Documents, including any other Senior Security Document;

(c) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

(d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Obligations, or of either the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, or the Credit Parties in respect of this Agreement.

8. Subordinated Administrative Agent’s Representations, Warranties, and Covenants

The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), severally but not jointly represents, warrants, and covenants to the Senior Securityholder that each of the following is true, correct and complete as of the date hereof:

(a) the Subordinated Notes (i) have been issued to the Subordinated Purchasers for good and valuable consideration, (ii) are owned by such Subordinated Purchaser free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under such Subordinated Purchaser, other than the interest of the Senior Securityholder under this Agreement, (iii) are payable solely and exclusively to such Subordinated Purchaser and to no other Person and are payable without deduction for any defense, offset or counterclaim, and (iv) constitute the only evidence of the obligations evidenced thereby;

(b) the Subordinated Administrative Agent has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(c) this Agreement constitutes a legal, valid and binding obligation of the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser;

(d) the execution, delivery and performance of this Agreement will not violate any provision of any Regulation or agreement of the Subordinated Administrative Agent or any Subordinated Purchaser, including, without limitation, any Subordinated Document, and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Subordinated Administrative Agent or any Subordinated Purchaser pursuant to any Regulation affecting or any agreement of the Subordinated Administrative Agent or any Subordinated Purchaser, except the interest of the Senior Securityholder under this Agreement; and

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Subordinated Administrative Agent or any Subordinated Purchaser), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

9. No Representation by Senior Securityholder; Purchase Rights

(a) The Senior Securityholder has not made and does not hereby or otherwise make to the Subordinated Administrative Agent or any Subordinated Purchaser any representations or warranties, express, or implied, nor does the Senior Securityholder assume any liability to the Subordinated Administrative Agent or any Subordinated Purchaser with respect to any of the following: (i) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (ii) the enforceability, validity, value or collectability of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (iii) any Credit Party’s title or right to transfer any collateral or security.

(b) Upon the occurrence and continuance of an Insolvency Proceeding, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, on a pro rata basis, may offer to acquire all of the Senior Obligations for a purchase price at least equal to, with respect to any Senior Notes, the then outstanding amount of such Senior Obligations (including all accrued but unpaid interest thereunder and any fees or other “Obligations” (as defined in the Senior Purchase Agreements), any expenses, indemnifications or other obligations outstanding due and unpaid by any Credit Party under any Senior Document). If the Senior Securityholder receives from the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, offers in an amount equal to or exceeding the outstanding amount of the Senior Obligations (so that, if such amount had been received from any Credit Party, such Senior Obligations would be paid in full), and all other terms and conditions therefor shall be acceptable to the Senior Securityholder, it shall accept such offers (it being understood that if such offers exceed such outstanding amounts only offers up to such outstanding amount shall be accepted) and transfer such Senior Obligations to the purchaser thereof.

10. Waiver of Claims

To the maximum extent permitted by Regulations, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby, severally and not jointly, waives any claim it might have against the Senior Securityholder with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Securityholder or its respective partners, directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Documents or any transaction relating to the Collateral. Neither the Senior Securityholder nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so nor shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Credit Party or the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

11. iscellaneous

The Subordinated Administrative Agent and each Subordinated Purchaser (by execution of this Agreement by the Subordinated Administrative Agent on its behalf), severally and not jointly, and the Credit Parties acknowledge and agree that the execution and delivery of this Agreement and the performance of its covenants set forth herein is a precondition to, and a material inducement to, the Senior Securityholder to execute and deliver of the Senior Documents and to make all loans and other extensions of credit made or deemed made on, before and after the date hereof by the Senior Securityholder to the Credit Parties. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Proceeding. To the extent that the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, the Subordinated Administrative Agent, on behalf of itself or such Subordinated Purchaser, hereby agrees not to assert such rights without the prior written consent of the Senior Securityholder; provided. that, the Senior Securityholder may exercise such right pursuant to the powers of attorney set forth in this Agreement and, if requested by the Senior Securityholder, the Subordinated Administrative Agent, on behalf of itself or such Subordinated Purchaser, shall seek to exercise such rights in the manner requested by the Senior Securityholder, including the rights in payments in respect of such rights. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, severally and not jointly, agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any Action (including any objection or any filing within or other participation in any existing Action) or other proceeding (a) challenging the enforceability of the Senior Securityholder’s claim (b) challenging the enforceability of any liens or security interests in assets securing the Senior Obligations or (c) asserting any claims which any Credit Party may hold with respect to the Senior Securityholder, (d) objecting to any sale or other disposition of any Credit Party’s assets consented to by Senior Securityholder in any bankruptcy or other proceeding or any borrowing or grant of any lien by any Credit Party consented to by Senior Securityholder in any such proceeding. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby severally and not jointly waives any right it may have under applicable Regulations to revoke this Agreement or any provision of this Agreement. This Agreement shall continue to be effective until the payment in full of the Senior Obligations. If the Senior Securityholder is required, whether as part of any Insolvency Proceeding or otherwise, to turn over, repay, return or otherwise pay to any Credit Party or any Credit Party’s estate or successor or assign any amount or if any amount received, whether directly or through exercise of a right of set off or otherwise, is invalidated or declared to be fraudulent or preferential or set aside (a “Recovery”), then the corresponding Senior Obligations, and all Liens, rights and remedies therefor, shall be reinstated, revived and continued in full force and effect to the extent of such Recovery and the Senior Securityholder shall be entitled to the payment in full of such Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This is a continuing intercreditor agreement and the Senior Securityholder may continue, at any time and without notice to the Subordinated Administrative Agent, to extend credit and other financial accommodations and lend monies constituting Senior Obligations on the faith hereof, as well as to add to the Collateral. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Subordinated Administrative Agent shall be responsible for keeping itself informed of (a) the financial condition of each Credit Party and their Subsidiaries and all endorsers and/or guarantors of the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations. The Senior Securityholder shall not have any duty to advise the Subordinated Administrative Agent of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Securityholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Subordinated Administrative Agreement, it shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential. The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the payment in full of the Senior Obligations has occurred. All payments received by the Senior Securityholder may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations, in its sole discretion, deems appropriate, in accordance with the relevant Senior Documents. Except as expressly provided under this Agreement, nothing in this Agreement will be deemed to require the Senior Securityholder to (i) proceed against any portion of the Collateral prior to proceeding against any other portion of the Collateral, (ii) proceed to collect any Senior Obligation other than the Collateral or (iii) marshal any Collateral in favor of any Credit Party or against or in payment of any or all of the Senior Obligations. The Senior Securityholder shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to any Credit Party or any Subsidiary thereof or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Senior Documents. Anything else in this Agreement notwithstanding, the Senior Securityholder shall have no liability to any other party hereto except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from the Senior Securityholder’s gross negligence or willful misconduct. In no event, however, shall the Senior Securityholder be liable to any party hereto on any theory of liability for any special, indirect, consequential or punitive damages and each of the other parties hereto hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12. Further Assurances

The Subordinated Administrative Agent, for itself and on behalf of each other Subordinated Purchaser under the Subordinated Documents, and the Credit Parties, at its own expense and at any time from time to time, upon the written request of the Senior Securityholder will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Securityholder reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

13. Expenses

(a) Each Credit Party will pay or reimburse the Senior Securityholder, upon demand, for all its costs and expenses in connection with the negotiation, drafting, enforcement and/or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Senior Securityholder.

(b) Each Credit Party will pay, indemnify, and hold the Senior Securityholder harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by the Senior Securityholder with respect to any of the foregoing.

14. Provisions Define Relative Rights

This Agreement is intended solely for the purpose of defining the relative rights of the Senior Securityholder on the one hand and the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, on the other, and no other Person (including the Credit Parties) (provided, that the Credit Parties may use this Agreement as a defense for any action or inaction taken by any of them pursuant to this Agreement) shall have any right, benefit or other interest under this Agreement.

15. Legend

The Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, and the Company will cause the Subordinated Notes and each Subordinated Document to bear upon its face a legend referring to this Agreement and indicating that such documents are subordinated as provided herein.

16. Powers Coupled with An Interest

All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the obligation of the Senior Securityholder to extend credit under the Senior Documents is irrevocably terminated.

17. Notices

All notices, requests and demands to or upon the Senior Securityholder, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, or the Credit Parties to be effective shall be in writing (except as expressly provided herein) at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17. Any notice or request required to be given hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) facsimile to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt or (e) email or other electronic delivery system. Any notice or request required to be given hereunder shall be deemed given on the earlier of (i) actual receipt thereof, and (ii) (A) one (1) business day following posting thereof by a recognized overnight courier, (B) three (3) days following posting thereof by registered or certified mail, return receipt requested, or (C) upon the sending thereof when sent by facsimile with electronic confirmation of its receipt or email, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to Senior Securityholder:	[•]

with a copy to:	[·]

If to the Subordinated	[•]
Administrative Agent:	[—]
[—]
Attention: [—]
Email: [—]

with a copy to:	[—]
[—]
[—]
Attention: [—]
Email: [—]

If to the Credit Parties:	[·]

with a copy to:	[•]

The Senior Securityholder, the Subordinated Administrative Agent and the Credit Parties may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

18. Counterparts

This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Agreement by telecopier or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or other electronic means also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

19. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Integration

This Agreement (together with the Senior Documents and the Subordinated Documents) represents the agreement of the Senior Securityholder, the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, and the Credit Parties with respect to the subject matter hereof and there are no promises or representations by the Senior Securityholder, the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, or the Credit Parties relative to the subject matter hereof not reflected herein.

21. Amendments in Writing; No Waiver: Cumulative Remedies

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Securityholder, the Credit Parties and the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser; provided, that any party may waive its rights under any provision of this Agreement in a document executed by such party.

(b) No failure to exercise, nor any delay in exercising, on the part of the Senior Securityholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Section Headings

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns

(a) This Agreement shall be binding upon the successors, heirs, administrators, executors and, if permitted, assigns of the Senior Securityholder, the Subordinated Administrative Agent and the Credit Parties and shall inure to the benefit of the Senior Securityholder, the Subordinated Administrative Agent and their successors and assigns (and, to the extent the Credit Parties have any benefits hereunder, their successors and assigns).

(b) Upon a successor Senior Securityholder becoming the Senior Securityholder under any Senior Purchase Agreement, such successor Senior Securityholder automatically shall become the Senior Securityholder hereunder with all the rights and powers of the Senior Securityholder hereunder without the need for any further action on the part of any party hereto.

24. Invalidated Payments

To the extent that the Senior Securityholder receives payments on, or proceeds of Collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Credit Party, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Securityholder.

25. Specific Performance

The Senior Securityholder is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Administrative Agent, on behalf of itself or any Subordinated Purchaser, shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinated Administrative Agent or such Subordinated Purchaser, whether or not a Credit Party shall have complied with any of the provisions hereof applicable to such Credit Party, and the Subordinated Administrative Agent, on behalf of itself and each Subordinated Purchaser, hereby severally but not jointly irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

26. Rules of Interpretation

The terms “Senior Administrative Agent”, “Senior Securityholder”, “Senior Purchaser”, “Subordinated Administrative Agent”, “Subordinated Purchaser” and “Credit Party” include their respective successors, heirs, replacement (where applicable) and, if permitted, assigns. Without limiting the forgoing, any reference herein to any Person shall be construed to include such Person’s successors and assigns and as to each Credit Party shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such Credit Party or on behalf of any such successor or assign. References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified, (c) except as otherwise expressly written herein, any reference to any agreement or instrument (including any Senior Document or Subordinated Document) in this Agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder but is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented, extended, renewed or otherwise modified, and (d)  except as otherwise expressly written herein, any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in this Agreement the following terms have the following meaning: (x) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (y) “including” means “including, without limitation,” and (z) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including Cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations”. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any Senior Document or Subordinated Document) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. Whenever in any provision of this Agreement, the Senior Securityholder is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that the Senior Securityholder may take or refrain to take such action in its sole discretion. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. In case of conflict between this Agreement and any Senior Document or Subordinated Document, this Agreement shall govern. Obligations of each Credit Party hereunder constitute “Obligations” under and as defined in the Senior Purchase Agreements.

27. GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE

THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE CREDIT PARTIES, THE SUBORDINATED ADMINISTRATIVE AGENT , ON BEHALF OF ITSELF AND EACH SUBORDINATED PURCHASER, AND THE SENIOR SECURITYHOLDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY CREDIT PARTY, THE SUBORDINATED ADMINISTRATIVE AGENT AND THE SENIOR SECURITYHOLDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT SECURITYHOLDER OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SENIOR DOCUMENTS OR SUBORDINATED DOCUMENTS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SENIOR SECURITYHOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SENIOR OBLIGATIONS, OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE SENIOR SECURITYHOLDER. EACH OF THE CREDIT PARTIES, AND THE SUBORDINATED ADMINISTRATIVE AGENT , ON BEHALF OF ITSELF AND EACH SUBORDINATED PURCHASER, EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE CREDIT PARTIES AND THE SUBORDINATED ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED PURCHASER, HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE CREDIT PARTIES AND THE SUBORDINATED ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED PURCHASER, HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR BENEATH ITS SIGNATURE LINE BELOW, AS THE CASE MAY BE, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE CREDIT PARTIES’ OR THE SUBORDINATED ADMINISTRATIVE AGENT’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

28. MUTUAL WAIVER OF JURY TRIAL

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SENIOR DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of September 5, 2024.

Senior Securityholder:

[•]

By:
Name:
Title:

Subordinated Administrative Agent:

[•]

By:
Name:
Title:

Credit Parties:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

EAGLE PROP HOLDCO LLC

By:
Name:
Title:

FARADAY&FUTURE INC.

By:
Name:
Title:

FARADAY SPE, LLC

By:
Name:
Title:

FF ECO SALES COMPANY, LLC

By:
Name:
Title:

FF EQUIPMENT LLC

By:
Name:
Title:

FF INC.

By:
Name:
Title:

FF MANUFACTURING LLC

By:
Name:
Title:

FF SALES AMERICAS, LLC

By:
Name:
Title: